EXHIBIT 99.1







                                  NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800

                       UNICO AMERICAN CORPORATION REPORTS
               RATING UPGRADE FOR ITS INSURANCE COMPANY OPERATION

Woodland Hills, California, January 3, 2007 - Unico American Corporation (NASDAQ-"UNAM") announced today that A.M. Best Company has increased its Financial Strength Rating of Crusader Insurance Company from B+ to B++ with a rating outlook of Stable. Crusader Insurance Company is a wholly owned subsidiary Unico.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.